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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 6, 2002
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                                 Date of Report
                        (Date of earliest event reported)

                          WATCHGUARD TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                    000-26819               91-1712427
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(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification No.)

                             505 Fifth Avenue South
                                Seattle, WA 98104
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               (Address of principal executive offices) (Zip Code)

                                 (206) 521-8340
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               Registrant's telephone number, including area code

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Item 5.  Other Events

     On February 7, 2002, WatchGuard Technologies, Inc., a Delaware corporation, announced that it had agreed to acquire RapidStream, Inc., a privately held provider of high-performance, ASIC-based firewall and VPN appliances. Pursuant to an Agreement and Plan of Merger dated February 6, 2002, among WatchGuard, RapidStream, a California corporation, River Acquisition Corp. ("Merger Sub"), a California corporation and wholly owned subsidiary of WatchGuard, and, for purposes of the noncompetition and nonsolicitation provisions of the merger agreement only, three management shareholders of RapidStream, Merger Sub will merge with and into RapidStream, with RapidStream surviving as a wholly owned subsidiary of WatchGuard.

     At the effective time of the merger, all outstanding shares of RapidStream capital stock, other than those for which dissenters' appraisal rights have been perfected in accordance with California law, will be converted into the right to receive aggregate merger consideration consisting of $31 million in WatchGuard common stock and $17 million in cash. In addition, WatchGuard will assume all outstanding options to purchase common stock of RapidStream. The number of WatchGuard shares to be issued as merger consideration will be based on the average trading price of WatchGuard common stock over the 20 trading days ending two trading days before the closing of the merger. The maximum number of shares of WatchGuard common stock to be issued in connection with the merger is capped at 19.9% of the total number of shares of WatchGuard common stock outstanding on the business day immediately preceding the closing date of the merger (the "Threshold Percentage"). If the number of shares of WatchGuard common stock to be issued in the merger would exceed the Threshold Percentage, the stock portion of the merger consideration will be reduced to the Threshold Percentage and the cash portion of the consideration will be proportionally increased, up to a maximum of $24 million. An aggregate of $7.2 million of WatchGuard common stock issuable as consideration will be held in escrow until one year after the effective date of the merger, to secure the indemnification obligations of the RapidStream shareholders under the merger agreement.

     The merger agreement contains customary prohibitions against solicitation and negotiation of competing offers to acquire or merge with RapidStream. In addition, each of WatchGuard and RapidStream has agreed to pay a termination fee of $1.5 million in certain customary circumstances.

     The terms and conditions of the merger agreement were determined in arm's-length negotiations among the parties. The closing of the merger is conditioned on, among other things, approval from the California Department of Corporations in a "fairness hearing" or registration with the Securities and Exchange Commission of the shares of WatchGuard common stock to be issued in the transaction, approval by the RapidStream shareholders as described below and other customary conditions to closing.

     In connection with the execution of the merger agreement, and as an inducement and condition to WatchGuard's entering into the merger agreement, the officers and directors of RapidStream who are shareholders and their respective affiliates (the "Affiliated Shareholders") entered into a shareholders agreement. Under the shareholders agreement, the Affiliated Shareholders agreed to vote their shares in favor of the merger and against any alternative transaction. The Affiliated Shareholders own in the aggregate a sufficient number of each class and

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series of RapidStream capital stock to ensure the requisite shareholder vote in favor of the merger, unless the Affiliated Shareholders breach their obligations under the shareholders agreement. Each Affiliated Shareholder also granted WatchGuard an option to purchase his, her or its shares of RapidStream stock, for consideration per share equal to the consideration to be paid per share in the merger, in the event that such Affiliated Shareholder breaches his, her or its representations, warranties and covenants under the shareholders agreement. In addition, the Affiliated Shareholders agreed to certain lockup restrictions on the resale of the shares of WatchGuard common stock they will receive in the merger (or upon WatchGuard's exercise of the option described above).

     Copies of the merger agreement, the shareholders agreement and WatchGuard's press release announcing the signing of the merger agreement are attached as Exhibits 2.1, 10.1 and 99.1, respectively, and are incorporated into this current report by reference. The description of those agreements contained in this current report is not complete and you should refer to the exhibits for a copy of the actual agreements.

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Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          2.1* Agreement and Plan of Merger, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang Lin and John Ji-Jung Yu.

          10.1 Shareholders Agreement, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and certain shareholders of RapidStream, Inc.

          99.1 Press Release issued by WatchGuard Technologies, Inc., dated February 7, 2002.

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     *    Portions of this Agreement have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WATCHGUARD TECHNOLOGIES, INC.


Dated:  February 15, 2002               By         /s/ Jim Cady
                                           -------------------------------------
                                          Jim Cady
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit Number                          Description

     2.1* Agreement and Plan of Merger, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang Lin and John Ji-Jung Yu.

     10.1 Shareholders Agreement, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and certain shareholders of RapidStream, Inc.

     99.1 Press Release issued by WatchGuard Technologies, Inc., dated February 7, 2002.

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*    Portions of this Agreement have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.